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                                                                       EXHIBIT 5

                        [Letterhead of C. R. Bard, Inc.]

                                                          August 24, 1995

C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey  07974

Dear Sirs:

                  In connection with the Registration Statement on Form S-4 (the "Registration Statement") and the related Prospectus (the "Prospectus") of C. R. Bard, Inc. (the "Company") relating to the proposed issuance of up to 3,936,912 shares of Common Stock of the Company pursuant to the Agreement and Plan of Merger, dated as of May 24, 1995 (the "Merger Agreement"), among the Company, CRB Acquisition Corp. and MedChem Products, Inc., I am of the opinion that such shares upon due issuance and payment therefor as contemplated in the Registration Statement and the Prospectus will be legally issued, fully paid and non-assessable under the provisions of the New Jersey Business Corporation Act.

                  I hereby consent to the reference to me under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

                                                      Very truly yours,

                                                      /s/  Richard A. Flink

                                                      Richard A. Flink